UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K
 _________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 10, 2013 (May 9, 2013)

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Republic Services, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	1-14267	65-0716904
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18500 North Allied Way Phoenix, Arizona	85054
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (480) 627-2700
Not Applicable
Former name or former address, if changed since last report

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Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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TABLE OF CONTENTS

Item 5.07	Submission of Matters to a Vote of Security Holders	2
	SIGNATURES	3

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Item 5.07	Submission of Matters to a Vote of Security Holders

On May 9, 2013, Republic Services, Inc. ("Republic" or the “Company”) held its 2013 Annual Meeting of Stockholders. The stockholders voted on the matters set forth below:

1. The nominees for election to the Board of Directors were elected, each for a one-year term, based upon the following votes:

Nominee	Votes For	Votes Against	Abstentions	Broker Non Votes
James W. Crownover	218,749,258	1,296,834	91,316,323	15,873,558
William J. Flynn	301,489,584	9,544,018	328,813	15,873,558
Michael Larson	272,430,337	38,597,878	334,200	15,873,558
Nolan Lehmann	309,566,050	1,468,623	327,742	15,873,558
W. Lee Nutter	301,392,149	9,642,982	327,284	15,873,558
Ramon A. Rodriguez	304,991,357	6,036,236	334,822	15,873,558
Donald W. Slager	310,326,624	703,029	332,762	15,873,558
Allan C. Sorensen	305,582,908	5,452,659	326,848	15,873,558
John M. Trani	309,668,817	1,365,986	327,612	15,873,558
Michael W. Wickham	300,549,603	10,479,492	333,320	15,873,558

2. The proposal to approve the compensation of our named executive officers was approved based upon the following advisory, non-binding votes:

Votes for	270,622,712
Votes against	36,158,776
Abstentions	4,580,927
Broker non-votes	15,873,558

3. The proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent public accountants for 2013 was approved based upon the following votes:

Votes for	321,031,833
Votes against	5,893,671
Abstentions	310,469
Broker non-votes	-0-

4. The proposal to approve the Amended and Restated 2007 Stock Incentive Plan was approved based upon the following votes:

Votes for	280,147,589
Votes against	30,803,803
Abstentions	411,023
Broker non-votes	15,873,558

5. The stockholder proposal regarding payments upon the death of a senior executive was not approved based upon the following votes:

Votes for	94,916,942
Votes against	215,767,418
Abstentions	678,055
Broker non-votes	15,873,558

6. The stockholder proposal regarding political contributions and expenditures was not approved based upon the following votes:

Votes for	43,528,362
Votes against	230,368,935
Abstentions	37,465,118
Broker non-votes	15,873,558

An Arizona statute, on its face, applies to any public company that is headquartered in Arizona, has assets of at least $1 million in Arizona and has more than 500 Arizona employees. The statute provides that if a person or group acquires 20% or more of the stock of such a company, the shares in excess of the 20% threshold may not be voted on matters other than the election of directors (subject to limited exceptions). In a 2007 decision, a federal court in Arizona stated that the statute is unconstitutional and unenforceable in the case of an entity, like Republic, that is incorporated in Delaware. If the statute were deemed to be enforceable and applicable to us and to the shares of our common stock held by Cascade Investment, L.L.C. (“Cascade”) and the Bill & Melinda Gates Foundation Trust (the “Trust”) (who collectively held approximately 25.2% of our common stock as of the record date for the Annual Meeting), approximately 18.7 million fewer shares would have been voted for each of proposals two through six, but the outcome of the decisions on those matters would not have been impacted. The Company does not currently take any position regarding the enforceability of the statute or its application to us or the common stock voted by Cascade or by the Trust.

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Republic Services, Inc.

Date: May 10, 2013	By:	/s/ Glenn A. Culpepper
Glenn A. Culpepper
Executive Vice President and Chief Financial Officer (Principal Financial Officer)

	By:	/s/ Brian A. Goebel
Brian A. Goebel
Vice President and Chief Accounting Officer (Principal Accounting Officer)

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